UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014 (July 11, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 2.01. Completion of Acquisition or Disposition of Assets.

On the date indicated below, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) acquired the following property. For purposes of this table, dollar amounts are stated in millions, except for per square foot amounts:

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years	Economic Occupancy (3)	Physical Occupancy
Pick ‘n Save Shopping Center West Bend, WI	7/11/14	86,800	$19.1	6.79%	$1.4	$17.48	17 years	92.9%	92.9%

(1)	We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2)	Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.
(3)	As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased. Additionally, it includes the 6,154 square feet of existing unoccupied space subject to earnout agreements as of the date of acquisition.

Pick ‘n Save Shopping Center. On July 11, 2014, we, through IREIT WEST BEND MAIN, L.L.C. (the “Pick ‘n Save Subsidiary”), a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 86,800 square foot grocery-anchored retail center known as Pick ‘n Save Shopping Center, located in West Bend, Wisconsin. We purchased this property from South Main Center, Inc., an unaffiliated third party, for approximately $24.0 million in cash, plus closing costs, of which approximately $19.1 million was funded at the initial closing. As described below, the acquisition is subject to an earnout component to the purchase price, meaning we did not pay approximately $4.88 million of the purchase price of the property at closing, although we will own the entire property. We estimate that closing costs will equal $100,000. We expect to pay our Business Manager an acquisition fee of approximately $287,000 for the initial closing and up to approximately $73,000 for the earnout closings, based on a maximum purchase price of $24.0 million. The seller had previously entered into a purchase agreement with IREA which IREA assigned to the Pick ‘n Save Subsidiary at closing. We funded 100% of the purchase price with proceeds from our offering.

The items that we considered in determining to acquire Pick ‘n Save Shopping Center included, but were not limited to, the following:

·	The property is recently constructed in 2011 and is grocery-anchored.
·	The property is 92.9% leased and occupied as of the date of this report.
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·	We believe the property is well situated in West Bend, Wisconsin. The property is located in a high traffic area and across the street from the Paradise Mall Shopping Center in a major retail corridor. Within a three and five mile radius of the property the current population is approximately 31,000 and 45,000, respectively, and the average household income within the same radii is over $63,000 and $67,000, respectively.

·	Pick ‘n Save Shopping Center is located at the intersection of South Main Street and Paradise Drive, both major thoroughfares in the area.

As of July 11, 2014, Pick ‘n Save Shopping Center was 92.9% occupied and leased to five tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 17 years. There is one tenant occupying greater than 10% of the total gross leasable area of the property. Pick ‘n Save, a grocery store, leases 69,886 square feet, or approximately 81% of the total gross leasable area of the property, and pays annual base rent of approximately $1,118,000, or approximately 79% of total annual base rent of the property based on leases in place as of July 11, 2014. Pick ‘n Save’s lease expires on December 31, 2031, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Pick ‘n Save as set forth in the lease. The other tenants leasing at least 2,000 square feet are PNC Bank (ground lease), Aspen Dental and Cherry Berry.

The acquisition is subject to an earnout component to the purchase price, meaning we did not pay approximately $4.88 million of the purchase price of the property at closing, although we will own the entire property. We are not obligated to pay this contingent portion of the purchase price unless within 24 months from the acquisition date: (i) 6,154 square feet of existing vacant space, which was not leased at the time of acquisition, is leased; and (ii) an additional 10,682 square feet is developed and leased by the seller. The earnout payment is based on a predetermined formula and applied to rental income on the date of acquisition. If at the end of the time period, the earnout space is not leased, occupied and rent producing, we will have no further obligation to pay any additional purchase price consideration and will retain ownership of the entire property. The total consideration which may be earned by the seller is subject to final determination.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	-	-	-	-
2016	-	-	-	-
2017	-	-	-	-
2018	1	2,000	48,720	3.4%
2019	-	-	-	-
2020	1	1,540	40,040	2.9%
2021	1	3,200	105,600	7.9%
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year and excludes the expansion space of up to 10,682 square feet.

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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area (not including the expansion space equal to 10,682 square feet), and the average effective annual base rent per square foot.

Year Ending December 31*	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	92.9%	$17.48
2012	88.8%	$17.24
2011	80.5%	$16.00

* The first year of occupancy was 2011.

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are five and seven competitive shopping centers located within approximately three and five miles of the property, respectively.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $264,630. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 2.08%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, which are incorporated into this Item 2.01 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

10.1	Purchase and Sale Agreement, dated as of April 3, 2014, by and between South Main Center, Inc. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Purchase and Sale Agreement between the same parties, dated as of June 9, 2014; and as further amended by the Second Amendment to Purchase and Sale Agreement between the same parties, dated as of June 26, 2014

10.2	Assignment and Assumption of Purchase and Sale Agreement, dated as of July 11, 2014, by and between Inland Real Estate Acquisitions, Inc. and IREIT West Bend Main, L.L.C.

10.3	Assignment of Leases Intangible Personal Property and Service Contracts and Bill of Sale, dated as of July 11, 2014, by and between South Main Center, Inc. and IREIT West Bend Main, L.L.C.

10.4	Post Closing and Indemnity Agreement, dated as of July 11, 2014, by South Main Center, Inc. and IREIT West Bend Main, L.L.C.

10.5	Escrow Agreement (Earn Out Purchase Price – Pick’n Save Center), entered into as of the 11th day of July, 2014, by and between South Main Center, Inc. and IREIT West Bend Main, L.L.C.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	July 17, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of April 3, 2014, by and between South Main Center, Inc. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Purchase and Sale Agreement between the same parties, dated as of June 9, 2014; and as further amended by the Second Amendment to Purchase and Sale Agreement between the same parties, dated as of June 26, 2014

10.2	Assignment and Assumption of Purchase and Sale Agreement, dated as of July 11, 2014, by and between Inland Real Estate Acquisitions, Inc. and IREIT West Bend Main, L.L.C.

10.3	Assignment of Leases Intangible Personal Property and Service Contracts and Bill of Sale, dated as of July 11, 2014, by and between South Main Center, Inc. and IREIT West Bend Main, L.L.C.

10.4	Post Closing and Indemnity Agreement, dated as of July 11, 2014, by South Main Center, Inc. and IREIT West Bend Main, L.L.C.

10.5	Escrow Agreement (Earn Out Purchase Price – Pick’n Save Center), entered into as of the 11th day of July, 2014, by and between South Main Center, Inc. and IREIT West Bend Main, L.L.C.

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